UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2016

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On Wednesday,  February 24, 2016, Ferro Corporation ("the Company") issued a press release that discussed financial results for the three-month and twelve-month periods ended December 31, 2015 and provided the Company’s outlook for 2016. The press release also provided information regarding a conference call to be held on Thursday,  February 25, 2016 in which the Company’s management will discuss the financial results and outlook. Among other things, the press release reports:

(In thousands, except per share amounts)

Three Months Ended December 31, 2015
Net sales:	$264,990
Gross profit:	76,377
Net income attributable to common shareholders:	50,590
Diluted earnings per share attributable to common shareholders:	0.58

Net cash provided by operating activities	19,704
Net cash (used in) investing activities	(41,496)
Net cash provided by financing activities	12,307

Three Months Ended December 31, 2014
Net sales:	$260,928
Gross profit:	58,874
Net income attributable to common shareholders:	11,443
Diluted earnings per share attributable to common shareholders:	0.13

Net cash provided by operating activities	18,573
Net cash provided by investing activities	28,678
Net cash provided by financing activities	822

Twelve Months Ended December 31, 2015
Net sales:	$1,075,341
Gross profit:	301,680
Net income attributable to common shareholders:	64,100
Diluted earnings per share attributable to common shareholders:	0.72

Net cash provided by operating activities	51,202
Net cash (used in) investing activities	(244,600)
Net cash provided by financing activities	119,726

Twelve Months Ended December 31, 2014
Net sales:	$1,111,626
Gross profit:	285,085
Net income attributable to common shareholders:	86,071
Diluted earnings per share attributable to common shareholders:	0.99

Net cash provided by operating activities	60,473
Net cash provided by investing activities	75,204
Net cash (used in) financing activities	(18,143)

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

February 24, 2016	By:	/s/ Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release